EXHIBIT 10.32

                                 FIRST AMENDMENT
                                       TO
                         NEWPORT NEWS SHIPBUILDING INC.
                           DEFERRED COMPENSATION PLAN
                            FOR NONEMPLOYEE DIRECTORS

      The Newport News Shipbuilding Inc. Deferred Compensation Plan For Nonemployee Directors is hereby amended, effective March 23, 1999, as follows:


            Section 5.05 is amended to read as follows:

      5.05  Company Match.

            In order to encourage stock ownership among Plan Participants, the Company shall credit to the Participant's Company Match Account an amount equal to thirty (30%) of the Participant's annual cash fee deferrals for which the Participant elects the Newport News Shipbuilding Inc. Stock Index as the Hypothetical Investment Alternative, and provided that the Participant elects a deferral period of at least three (3) years under Section 4.02 with respect to the deferral. In the event of a Change in Control within the meaning of the Newport News Shipbuilding Change in Control Severance Benefit Plan for Key Executives, all amounts credited to a Participant's Company Match Account will automatically vest and become nonforfeitable.



      IN WITNESS WHEREOF, these amendments are hereby executed this _____ day of March, 1999



                                    NEWPORT NEWS SHIPBUILDING INC.



                                    By: _______________________________
                                          Senior Vice President


ATTEST:______________________